Exhibit 99.1

INmune Bio to Present XPro1595 for Treating Neuroinflammation in Alzheimer’s Disease at 2019 Alzheimer’s Association International Conference (AAIC) Satellite Symposium

LA JOLLA, Calif., Sept. 23, 2019 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB), an immunotherapy company developing treatments which harness the patient’s innate immune system to fight disease, announced today that the company will be presenting at the upcoming Alzheimer’s Association International Conference (AAIC) Satellite Symposium held Sept. 25 – 27 in Sydney, Australia.

C.J. Barnum, Ph.D., Director of Neuroscience at INmune Bio, will present the company’s strategy for treating Alzheimer’s disease at a panel session, along with other global researchers and leaders in the latest therapeutics and developments in Alzheimer’s clinical research.

“Neuroinflammation is now widely recognized as a key therapeutic target in Alzheimer’s disease,” said Dr. Barnum. “ We believe that neuroinflammation plays a critical role in neurologic disorders like Alzheimer’s and our drug candidate, XPro1595 is starting clinical trials to test this hypothesis.”

AAIC is the premier annual conference for presentation and discussion of the latest Alzheimer’s and dementia research. The AAIC Satellite Symposium is part of the events organized by the Alzheimer’s Association and gathers researchers from around the world to discuss scientific advances in the understanding and treatment of Alzheimer’s disease and other related dementias. Dr. Barnum will present during a panel session moderated by Malú Tansey, Ph.D., Professor of Neuroscience and Director of the Center for Translational Research in Neurodegenerative Disease at the University of Florida College of Medicine.

Session 3:  Therapeutics: State of the Field

Presentation Title: A Biomarker-Directed Approach to Targeting Inflammation in Alzheimer’s Patients

Time and Date: 5:10 PM – 5:30 PM, Sept. 25

Location: Hyatt Regency Sydney, Australia

Alzheimer’s disease is a progressive neurodegenerative disease that is the most common cause of dementia and is characterized by the decline in cognitive function and neuronal loss. Sustained activation of the brain’s resident macrophages (microglia) and other immune cells have emerged as the underlying pathological condition that facilitates and exacerbates the progression of the disease. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About the Alzheimer’s Association

The Alzheimer's Association is the leading voluntary health organization in Alzheimer's care, support and research. Its mission is to eliminate Alzheimer's disease through the advancement of research; to provide and enhance care and support for all affected, and to reduce the risk of dementia through the promotion of brain health. Its vision is a world without Alzheimer's. Visit the Alzheimer’s Association website or call 800.272.3900.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms.  The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dyfunction and mechanistic target of many diseases. DN-TNF is currently being developed for cancer (INB03), Alzheimers (XPro595), and NASH (NeuLiv). The Innate Immune Priming Platform includes INKmune aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer.  INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INBO3 and XPro1595 are still in clinical trials and have not been approved and there cannot be any assurance that they will be approved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO
(858) 964-3720
DMoss@INmuneBio.com

Media Contact:
David Schull
Russo Partners
(212) 845-4271
David.Schull@russopartnersllc.com